UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported:

November 6, 2003

ANALYTICAL SURVEYS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	84-0846389
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11900 Crownpoint Drive, San Antonio, Texas 78233

(Address of principal executive offices)

(210) 657-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report: Not Applicable

Item 5.	OTHER EVENTS

On November 4, 2003, Analytical Surveys, Inc. (ASI) issued 261,458 shares of ASI Common Stock pursuant to the partial conversion of a $2 million senior secured convertible debenture held by Tonga Partners, L.P. (Tonga), an investment fund managed by Cannell Capital LLC (Cannell). The shares were issued at a price of $1.24 for an aggregate conversion of $300,000 of principal payable and $24,208 of interest payable. The $2 million debenture was exchanged for the shares and a $1.7 million debenture bearing the same terms. The newly issued shares increased ASI’s total common shares outstanding from 823,965 to 1,085,423. Tonga owned 24% of the Company’s outstanding shares immediately after the partial conversion.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release – Analytical Surveys Announces Partial Conversion of Senior Secured Convertible Debenture by Tonga Partners LP

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc. (Registrant)

Date: November 5, 2003	/s/ Lori A. Jones
Lori A. Jones Chief Financial Officer